UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2020 (March 12, 2020)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal, Suite 1500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In furtherance of the key strategic objective of retaining and motivating key talent, the Compensation Committee (the “Committee”) of the Board of Directors of Gogo Inc. (the “Company”) has approved a modification to the performance-vesting conditions of certain performance awards held by our currently employed employees (including our Named Executive Officers). The Committee took this action after concluding that this modification is in the best interests of the Company and its stockholders, would better retain and motivate our key talent, and would better align our employees’ interests with the Company’s short- and long-term strategic goals.

The performance awards subject to the modification consist of performance-vesting stock option awards and performance-vesting restricted stock unit awards (collectively, the “Performance Awards”) that were granted in 2017, 2018, and 2019. Prior to the modification, the performance-vesting criteria for the Performance Awards required the per share closing price of the Company’s common stock on the Nasdaq market to equal or exceed $25, $12 or $6.50 (depending on the award) for a period of thirty consecutive trading days within four years from the applicable grant date. If this target was not met as to any grant within four years from the applicable grant date, the grant would be forfeited. In light of a sustained drop in trading prices for the Company’s common stock over the last several years, the Committee determined that the performance-vesting criteria were no longer motivating performance and increasing retention. Consequently, the Committee determined that these performance-vesting conditions for all outstanding Performance Awards that were granted in 2017, 2018, and 2019 would be eliminated effective as of March 17, 2020. The modification will result in the immediate issuance of 186,139 shares of common stock, corresponding to the portion of the awards for which service-vesting dates had previously elapsed. In addition, 172,746 shares of common stock will vest on future dates subject to the continued service of the holders through the future vesting dates in 2020 through 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Date: March 16, 2020